Exhibit 99.1

Noodles & Company Announces Third Quarter 2018 Financial Results

BROOMFIELD, Colo., October 23, 2018 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its third quarter ended October 2, 2018.
Key highlights for the third quarter of 2018 versus the third quarter of 2017 include:

•	Total revenue increased 2.2% to $116.7 million from $114.2 million.

•	Comparable restaurant sales increased 5.5% system-wide, including a 5.2% increase for company-owned restaurants and a 7.6% increase for franchise restaurants.

•	Net income(1) was $1.1 million, or $0.02 income per diluted share, compared to a net loss of $8.3 million, or $0.20 loss per diluted share.

•	Adjusted net income(2) was $1.9 million, or $0.04 per diluted share, compared to adjusted net income of $0.9 million, or $0.02 per diluted share.

•	Restaurant contribution margin(2) increased 80 basis points to 16.4%.

•	Adjusted EBITDA(2) increased 9.5% to $10.4 million from $9.5 million.
______________________

(1)
In the third quarter of 2018, the Company incurred $1.5 million of closure costs related to the three restaurants closed in the third quarter of 2018, most of which were approaching the expiration of their leases, as well as ongoing costs from restaurants closed in previous periods. The Company did not identify any restaurants as impaired in the third quarter of 2018. In the third quarter of 2017, the Company recorded an $8.9 million impairment charge related to 18 restaurants and incurred $0.8 million related to closure costs of the 55 restaurants closed during the first quarter of 2017 and restaurants closed in the fourth quarter of 2015.

(2)
Adjusted EBITDA, restaurant contribution margin, and adjusted net income (loss) are non-GAAP measures. Reconciliations of net income (loss) to adjusted EBITDA and adjusted net income (loss) and of operating income (loss) to restaurant contribution margin are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Dave Boennighausen, Chief Executive Officer of Noodles & Company, remarked, “We are extremely pleased with our third quarter results as we continued to gain momentum with our second consecutive quarter of over 5% comparable sales growth. This momentum was evidenced by system-wide comparable sales growth of 5.5% as well as a meaningful improvement in our restaurant contribution margin. Our results continued to benefit from the successful launch of our zucchini noodle offering in May, as well as from investments in our off-premise business and in the continued improvement in operational execution by our talented team members.”

Paul Murphy, Executive Chairman of Noodles & Company, commented, “We are thrilled with the current trajectory of the Company as we continue to make significant progress. Our positive momentum in traffic growth indicates our initiatives are resonating, increasing frequency from existing guests, returning lapsed users to the brand, and driving trial from those new to the brand. We are confident that there remains tremendous opportunity to build off our recent success, and I look forward to working with our passionate and engaged team members to deliver strong and reliable growth for years to come.”
Third Quarter 2018 Financial Results
Total revenue increased $2.5 million in the third quarter of 2018, or 2.2%, to $116.7 million, compared to $114.2 million in the third quarter of 2017. This increase was primarily due to an increase in comparable restaurant sales, partially offset by the impact of restaurants closed since the third quarter of 2017, most of which were approaching the expiration of their leases. Average unit volumes (“AUVs”) for the quarter increased $41,000 to $1,107,000 compared to $1,066,000 in the third quarter of 2017.

In the third quarter of 2018, comparable restaurant sales increased 5.5% system-wide, including a 5.2% increase for company-owned restaurants and a 7.6% increase for franchise restaurants. Comparable sales growth was driven primarily by an increase in traffic related to successful implementation of recent operational and brand initiatives, as well as a modest price increase, partially offset by an impact of approximately 50 basis points (“bps”) incurred as a result of the shift in the timing of the 4th of July holiday based on our fiscal quarter.

No new company-owned restaurants opened and three company-owned restaurants closed in the third quarter of 2018. The Company had 466 restaurants at the end of the third quarter 2018, comprised of 401 company-owned and 65 franchise restaurants.

For the third quarter of 2018, the Company reported net income of $1.1 million, or $0.02 income per diluted share, compared with a net loss of $8.3 million in the third quarter of 2017, or $0.20 loss per diluted share. Income from operations for the third quarter of 2018 was $2.1 million, compared to a loss of $7.5 million in the third quarter of 2017. In the third quarter of 2018, the Company incurred $1.5 million of closure costs related to the three restaurants closed in the third quarter of 2018 and ongoing costs from restaurants closed in previous periods. The Company did not impair any restaurants in the third quarter of 2018. In the third quarter of 2017, the Company recorded an $8.9 million impairment charge related to 18 restaurants and incurred $0.8 million related to ongoing closure costs of the 55 restaurants closed during the first quarter of 2017 and restaurants closed in the fourth quarter of 2015.

Restaurant contribution margin increased 80 bps to 16.4% in the third quarter of 2018, compared to 15.6% in the third quarter of 2017. This increase was primarily due to leverage on higher AUVs during the third quarter of 2018.

Adjusted net income was $1.9 million, or $0.04 per diluted share, in the third quarter of 2018, compared to adjusted net income of $0.9 million, or $0.02 per diluted share in the third quarter of 2017. Adjusted EBITDA increased to $10.4 million in the third quarter of 2018 from $9.5 million in the third quarter of 2017.

First Three Quarters of 2018 Financial Results
Total revenue increased $0.9 million in the first three quarters of 2018, or 0.3%, to $344.6 million, compared to $343.7 million in the first three quarters of 2017. This increase was primarily due to the increase in comparable restaurant sales and additional restaurant openings since the beginning of 2017, partially offset by the impact of restaurants closed since the beginning of 2017, including the closing of 55 restaurants in the first quarter of 2017.

In the first three quarters of 2018, comparable restaurant sales increased 3.6% system-wide, including a 3.3% increase for company-owned restaurants, and a 5.6% increase for franchise restaurants. In the first three quarters of 2018, the Company opened one company-owned restaurant and closed 12 company-owned restaurants.

For the first three quarters of 2018, the Company reported a net loss of $8.5 million, or $0.20 loss per diluted share, compared to a net loss of $37.0 million, or $1.23 loss per diluted share for the first three quarters of 2017. Loss from operations for the first three quarters of 2018 improved 86.1% to $4.7 million, compared to $33.9 million in the first three quarters of 2017. In the first three quarters of 2018, the Company recognized a $3.4 million charge for the final assessment related to the data breach liabilities and a $0.3 million charge for the settlement of the Delaware gift card litigation, incurred $3.6 million of closure costs related to the 12 restaurants closed in the first three quarters of 2018, as well as ongoing costs from restaurants closed in previous years and recognized a $0.4 million impairment charge related to one restaurant. In the first three quarters of 2017, the Company recorded $19.2 million of charges related to the 55 restaurants closed during the first quarter of 2017, as well as ongoing costs of restaurants closed in the fourth quarter of 2015, and $14.6 million of impairment charges related to 31 restaurants.

Restaurant contribution margin was 15.0% in the first three quarters of 2018, compared to 13.9% in the first three quarters of 2017. This increase was primarily due to the favorable impact of restaurant closures during the first quarter of 2017, as well as leverage on higher AUVs.

Adjusted net income was $0.5 million for the first three quarters of 2018, compared to adjusted net loss of $1.3 million in the first three quarters of 2017. Adjusted EBITDA increased to $25.0 million in the first three quarters of 2018 from $22.0 million in the first three quarters of 2017.

2018 Outlook

Boennighausen commented, “Given continued improvement in our financial performance during the third quarter, we have increased confidence in our full year 2018 outlook and have adjusted key revenue and profitability expectations accordingly.” Based upon management’s current assessment following third quarter results, the Company currently expects the following for the full year 2018:

•	One new company-owned restaurant and no new franchise restaurants;

•	Total revenue of $457.0 million to $460.0 million;

•	Positive systemwide comparable restaurant sales of 3.5% to 4.0%;

•	Restaurant contribution margin of 14.8% to 15.5%;

•	Adjusted EBITDA of $32.8 million to $34.0 million;

•	Adjusted net income per diluted share of $0.01 to $0.04; and

•	Capital expenditures of $13.0 million to $16.0 million.

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions
Average Unit Volumes — AUVs consist of the average annualized sales of all company-owned restaurants for the trailing 12 periods. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants.
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, certain litigation settlements, data breach assessments, non-recurring registration and related transaction costs, severance costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its third quarter financial results on Tuesday, October 23, 2018 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 8083539. The replay will be available until Tuesday, October 30, 2018. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Tuesday, October 30, 2018.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.
Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2018 filed on March 15, 2018. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2018	October 3, 2017	October 2, 2018	October 3, 2017
Revenue:
Restaurant revenue	$115,552	$113,020	$341,616	$340,175
Franchising royalties and fees	1,175	1,191	3,032	3,543
Total revenue	116,727	114,211	344,648	343,718
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,617	29,955	90,962	91,640
Labor	37,738	36,897	112,353	112,921
Occupancy	12,035	12,709	37,155	39,340
Other restaurant operating costs	16,224	15,811	49,997	49,152
General and administrative	10,399	9,807	35,480	29,866
Depreciation and amortization	5,790	6,183	17,407	18,729
Pre-opening	—	69	50	860
Restaurant impairments, closure costs and asset disposals	1,792	10,263	5,952	35,147
Total costs and expenses	114,595	121,694	349,356	377,655
Income (loss) from operations	2,132	(7,483)	(4,708)	(33,937)
Loss on extinguishment of debt	—	—	626	—
Interest expense, net	1,093	893	3,385	2,828
Income (loss) before income taxes	1,039	(8,376)	(8,719)	(36,765)
(Benefit) provision for income taxes	(11)	(41)	(259)	230
Net income (loss)	1,050	(8,335)	(8,460)	(36,995)
Accretion of preferred stock to redemption value	—	—	—	(7,967)
Net income (loss) attributable to common stockholders	$1,050	$(8,335)	$(8,460)	$(44,962)
Earnings (loss) per share of Class A and Class B common stock, combined:
Basic	$0.02	$(0.20)	$(0.20)	$(1.23)
Diluted	$0.02	$(0.20)	$(0.20)	$(1.23)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	43,094,524	41,109,827	41,798,640	36,639,382
Diluted	44,829,363	41,109,827	41,798,640	36,639,382

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2018	October 3, 2017	October 2, 2018	October 3, 2017
Revenue:
Restaurant revenue	99.0%	99.0%	99.1%	99.0%
Franchising royalties and fees	1.0%	1.0%	0.9%	1.0%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.5%	26.5%	26.6%	26.9%
Labor	32.7%	32.6%	32.9%	33.2%
Occupancy	10.4%	11.2%	10.9%	11.6%
Other restaurant operating costs	14.0%	14.0%	14.6%	14.4%
General and administrative	8.9%	8.6%	10.3%	8.7%
Depreciation and amortization	5.0%	5.4%	5.1%	5.4%
Pre-opening	—%	0.1%	—%	0.3%
Restaurant impairments, closure costs and asset disposals	1.5%	9.0%	1.7%	10.2%
Total costs and expenses	98.2%	106.6%	101.4%	109.9%
Income (loss) from operations	1.8%	(6.6)%	(1.4)%	(9.9)%
Loss on extinguishment of debt	—%	—%	0.2%	—%
Interest expense, net	0.9%	0.8%	1.0%	0.8%
Income (loss) before income taxes	0.9%	(7.3)%	(2.5)%	(10.7)%
(Benefit) provision for income taxes	—%	—%	(0.1)%	0.1%
Net income (loss)	0.9%	(7.3)%	(2.5)%	(10.8)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	October 2, 2018	January 2, 2018
Balance Sheet Data
Total current assets	$20,600	$22,058
Total assets	172,332	185,233
Total current liabilities	30,125	43,869
Total long-term debt	47,097	57,624
Total liabilities	120,357	149,372
Total stockholders’ equity	51,975	35,861

	Fiscal Quarter Ended
	October 2, 2018	July 3, 2018	April 3, 2018	January 2, 2018	October 3, 2017
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	401	404	411	412	413
Franchise restaurants at end of period	65	65	65	66	66
Revenue Data:
Company-owned average unit volumes	$1,107	$1,092	$1,080	$1,072	$1,066
Franchise average unit volumes	$1,139	$1,113	$1,081	$1,066	$1,062
Company-owned comparable restaurant sales	5.2%	5.0%	(0.3)%	(0.9)%	(3.8)%
Franchise comparable restaurant sales	7.6%	8.0%	0.9%	(0.9)%	(1.6)%
System-wide comparable restaurant sales	5.5%	5.4%	(0.2)%	(0.9)%	(3.5)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2018	October 3, 2017	October 2, 2018	October 3, 2017
Net income (loss)	$1,050	$(8,335)	$(8,460)	$(36,995)
Depreciation and amortization	5,790	6,183	17,407	18,729
Interest expense, net	1,093	893	3,385	2,828
(Benefit) provision for income taxes	(11)	(41)	(259)	230
EBITDA	$7,922	$(1,300)	$12,073	$(15,208)
Restaurant impairments, closure costs and asset disposals	1,792	10,263	5,952	35,147
Litigation settlements and data breach assessments	—	—	3,796	(421)
Fees and costs related to registration statements and related transactions	—	—	53	679
Loss on extinguishment of debt	—	—	626	—
Severance costs	—	248	278	580
Stock-based compensation expense	640	248	2,232	1,193
Adjusted EBITDA	$10,354	$9,459	$25,010	$21,970
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	October 2, 2018	October 3, 2017	October 2, 2018	October 3, 2017
Net income (loss)	$1,050	$(8,335)	$(8,460)	$(36,995)
Restaurant impairments and closure costs (a)	1,542	9,678	4,621	33,788
Fees and costs related to registration statements and related transactions (b)	—	—	53	679
Litigation settlements and data breach assessment (c)	—	—	3,796	(421)
Loss on extinguishment of debt (d)	—	—	626	—
Severance costs (e)	—	248	278	580
Tax adjustments, net (f)	(695)	(651)	(433)	1,114
Adjusted net income (loss)	$1,897	$940	$481	$(1,255)

Earnings (loss) per share of Class A and Class B common stock, combined:
Basic	$0.02	$(0.20)	$(0.20)	$(1.23)
Diluted	$0.02	$(0.20)	$(0.20)	$(1.23)
Adjusted income (loss) per share of Class A and Class B common stock, combined (g)
Basic	$0.04	$0.02	$0.01	$(0.03)
Diluted	$0.04	$0.02	$0.01	$(0.03)
Weighted average Class A and Class B common stock outstanding, combined (g)
Basic	43,094,524	41,109,827	41,798,640	36,639,382
Diluted	44,829,363	41,139,309	43,200,224	36,639,382
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants during the first three quarters of 2018 and 2017. The first three quarters of 2018 include closure costs related to the 12 restaurants closed in the first three quarters of 2018, as well as ongoing costs from restaurants closed in previous years and the impairment of one restaurant. The first three quarters of 2017 include the closure costs related to the 55 restaurants closed in the first quarter of 2017 and the impairment of 31 restaurants. All periods include the ongoing closure costs of restaurants closed in the fourth quarter of 2015. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)
Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2018 and the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(c)
Reflects the adjustments to eliminate the charges booked in the first three quarters of 2018 for the final assessment related to the data breach liabilities and the settlement of the Delaware gift card litigation, and the adjustment to eliminate the gain on an employee-related litigation settlement in the first three quarters of 2017 due to final settlement being less than what the Company had previously accrued.

(d)
Reflects the adjustment to eliminate the loss on extinguishment of debt which resulted from writing off the remaining unamortized balance of debt issuance costs related to the prior credit facility when it was repaid in full in the second quarter of 2018.

(e)	Reflects the adjustment to eliminate the severance costs from department structural changes.

(f)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (e) above.

(g)	Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	October 2, 2018	October 3, 2017	October 2, 2018	October 3, 2017
Income (loss) from operations	$2,132	$(7,483)	$(4,708)	$(33,937)
Less: Franchising royalties and fees	1,175	1,191	3,032	3,543
Plus: General and administrative	10,399	9,807	35,480	29,866
Depreciation and amortization	5,790	6,183	17,407	18,729
Pre-opening	—	69	50	860
Restaurant impairments, closure costs and asset disposals	1,792	10,263	5,952	35,147
Restaurant contribution	$18,938	$17,648	$51,149	$47,122

as a percentage of restaurant revenue	16.4%	15.6%	15.0%	13.9%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.